Exhibit 10.1

                           LOAN AND SECURITY AGREEMENT

     THIS AGREEMENT is made as of this 15th day of September, 1995, by and between WEST SUBURBAN BANK, an Illinois banking corporation ("BANK") and SOFTNET SYSTEMS, INC., a New York Corporation ("PLEDGOR").

                              W I T N E S S E T H:

     WHEREAS, Borrower (as such term is hereinafter defined) has requested a revolving line of credit in the amount of SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 ($6,500,000.00) DOLLARS from Bank; and

     WHEREAS, Bank has agreed to extend said revolving line of credit to Borrower, subject to certain terms and conditions; and

     WHEREAS, as one of the conditions of the extension of such credit to Borrower, Bank requires that Pledgor execute and deliver this Agreement to Bank.

     NOW THEREFORE, for and in consideration of any loan or advance (including any loan or advance by renewal or extension) heretofore and hereafter made to Borrower by Bank pursuant to this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   DEFINED TERMS

     Whenever used herein, the following terms, when capitalized shall have the following respective meanings unless the context shall clearly indicate otherwise:

a. "BORROWER" or "BORROWERS" shall mean, collectively or individually, SOFTNET, CDI, MTC, and KCI.

b.   "CDI" shall mean COMMUNICATE DIRECT, INC., an Illinois Corporation.

c. "COLLATERAL" shall mean all of the following, whether now existing or hereafter acquired, and wherever now or hereafter located:

     i. All accounts, contract rights, instruments, documents, chattel paper, general intangibles (including, but not limited to choses in action, tax refunds, and insurance proceeds); any other obligations or indebtedness owed to Pledgor from whatever source arising; all rights of Pledgor to receive any payments in money or kind; all guaranties of the foregoing and security therefor; all of the right, title and interest of Pledgor in and with respect to the goods, services, or other property that gave rise to or that secure any of the foregoing and insurance policies and proceeds relating thereto, and all rights of Pledgor as an unpaid seller of goods and services, including, but not limited to, the rights of stoppage in transit, replevin, reclamation, and resale; and all of the foregoing, whether now owned or existing or hereafter created or acquired (collectively referred to as "RECEIVABLES");

     ii. All goods, merchandise and other personal property now owned or hereafter acquired by Pledgor that are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies, or materials used or consumed in Pledgor's business, and all products thereof, and all substitutions, replacements, additions, or accessions therefor and thereto (collectively referred to as "INVENTORY");

     iii. All machinery and equipment and furniture and fixtures, now owned or hereafter acquired by Pledgor, and used or acquired for use in the business of Pledgor, together with all accessories, accessions and attachments thereto and all substitutions and replacements thereof and parts therefor (collectively referred to as "EQUIPMENT");

     iv. All furniture and fixtures now owned or hereafter acquired by Pledgor and used or acquired for use in the business of Pledgor, and all substitutions and replacements thereof;

     v. All instruments, documents, securities, cash, and other property owned by Pledgor or in which Pledgor has an interest, which now or hereafter are at any time in the possession or control of Bank or in transit by mail or carrier to or in the possession of any third party acting on behalf of Bank, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same; any deposit accounts of Pledgor with Bank against which Bank may exercise its right of set-off;

     vi. All good will, trademarks, tradenames, licenses, patents, copyrights, inventions, franchises, things in action, and all other property interests, rights, privileges and general intangibles in which Pledgor has an interest (collectively referred to as "GENERAL INTANGIBLES");

     vii. All chattel paper and instruments evidencing any obligations to Pledgor for payment of goods, merchandise or other personal property sold or services rendered, and all interest of Pledgor in any goods, merchandise, or other personal property the sale or lease of which shall have given or shall give rise to any account, chattel paper, or instrument;

    viii. All goods, merchandise, and other personal property returned to or repossessed by Pledgor, and all interest of Pledgor as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation;

     ix. All ledger sheets, files, records, documents, and instruments (including, but not limited to, computer programs, tapes, and related electronic data processing software) evidencing an interest in or relating to the above;

     x. All other property interests of whatever nature in which Pledgor has an interest which would be considered accounts, equipment, inventory, general intangibles, instruments, or documents, as such terms are defined in Article 9 of the Illinois Uniform Commercial Code; and

     xi. All cash or non-cash products and proceeds of any of the foregoing, including insurance proceeds.

     Notwithstanding the generality of the foregoing, the term "COLLATERAL" shall not include Pledgor's ownership interest in and to the shares of common stock of Communicate Direct, Inc., Micrographic Technology Corporation, and Kansas Communications, Inc.

d. "DEFAULT RATE" shall mean the Prime Rate (hereinbelow defined) plus four (4.0%) percent per annum and shall be charged on the Indebtedness upon the occurrence of an Event of Default.

e. "EVENTS OF DEFAULT" shall mean the occurrence of any one or more of the following events (subject to applicable cure periods, if any):

     i. Borrower's failure to make prompt payment when due, of any payment due on any of the Indebtedness;

     ii. Any representation, warranty or other information made or furnished to Bank by or on behalf of Pledgor or any Borrower shall prove to have been false or incorrect in any material respect;

     iii. If Pledgor or any Borrower shall make a general assignment for the benefit of creditors, or shall state in writing or by public announcements its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt, or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Pledgor or any Borrower or any material portion of its assets;

     iv. If, within sixty (60) days after the commencement of any proceeding against Pledgor or any Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of Pledgor or any Borrower, or any trustee, receiver or liquidator of Pledgor or any Borrower or any material portion of its assets, such appointment shall not have been vacated;

     v. Entry against Pledgor or any Borrower of any judgment which in the reasonable exercise of Bank's judgment may materially affect its ability to repay the Indebtedness;

     vi. Dissolution, merger or consolidation of Pledgor or any Borrower, or sale, transfer, lease or other disposition of substantially all of the assets of Pledgor or any Borrower other than in the ordinary course of business;

     vii. If, in the reasonable exercise of its judgment, Bank deems itself insecure as insecurity is defined under Section 1-208 of the Illinois Uniform Commercial Code;

     viii. The making of any levy, seizure, or attachment upon any of the Collateral;

     ix. If, due to any act or omission by Pledgor or any Borrower, any third party claim or action is brought against Bank arising out of the Loan transaction or by reason of Bank's extension of credit or security interests identified herein;

     x. Failure of Pledgor or any Borrower to fully comply with the requirements of any governmental agency or authority, if, in the reasonable exercise of Bank's judgment such failure to comply will materially affect the ability of Pledgor or any Borrower to repay the Indebtedness;

     xi. Any material adverse change in the financial condition of Pledgor or any Borrower;

     xii. Loss, theft, damage or destruction of any material portion of the Collateral for which there is either no insurance coverage or for which, in the reasonable opinion of Bank, there is insufficient coverage; or

     xiii. Failure to promptly perform any other covenant, promise or agreement contained herein or in the other Loan Documents, or in any other agreement, document or instrument hereinafter delivered by Pledgor or any Borrower to Bank.

f. "FINANCIALS" shall mean those financial statements of Borrower heretofore, concurrently herewith or hereafter delivered by or on behalf of Borrower to Bank.

g. "INDEBTEDNESS" shall mean all obligations of Pledgor under this Agreement, all obligations of the Borrowers under the Note and the other Loan Documents, and all principal, interest, taxes, fees, charges, expenses, and reasonable attorneys' fees chargeable under the Loan Documents.

h.   "KCI" shall mean KANSAS COMMUNICATIONS, INC., a Kansas Corporation.

i. "LOAN" shall mean the obligations of Borrower to Bank as evidenced by the Loan Documents, as defined herein.

j. "LOAN DOCUMENTS" shall mean all agreements, instruments and documents now or from time to time executed by and/or on behalf of Borrower and Pledgor and delivered to Bank, together with any amendments, modifications or renewals and replacements and specifically including, but not limited to, the following:

     i.   the Note;
     ii.  this Agreement;
     iii. the Loan and Security Agreement of even date herewith executed and delivered by CDI in favor of Bank;
     iv. the Loan and Security Agreement of even date herewith executed and delivered by MTC in favor of Bank;
     v. the Loan and Security Agreement of even date herewith executed and delivered by KCI in favor of Bank;
     vi. the Stock Pledge Agreement executed and delivered by SoftNet in favor of Bank pertaining to 377,770 shares of common stock of IMNET Systems, Inc.; and
     vii. all Uniform Commercial Code Financing Statements heretofore or hereafter executed by Pledgor and each of the Borrowers pertaining to the Loan granting a first security interest in the Collateral described therein.

k. "MATURITY DATE" shall mean the maturity date under the Note or any extensions, modifications, or replacements thereof, on which date all principal, interest and other sums or Indebtedness thereunder or under the other Loan Documents shall be due and payable in full.

l.   "MTC" shall mean MICROGRAPHIC TECHNOLOGY CORPORATION, a Delaware
     Corporation.

m. "NOTE" shall mean the Revolving Credit Note executed by Borrower in favor of Bank in the amount of SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 ($6,500,000.00) DOLLARS evidencing the Loan, including all extensions, modifications, and renewals thereof.

n. "PRIME RATE" shall mean at any time the rate of interest announced and published from time to time by West Suburban Bank, Lombard, Illinois, as its prime rate of interest and in effect daily. The Prime Rate is not necessarily the lowest rate charged by the Bank to its most creditworthy customers on commercial loans. In the event West Suburban Bank discontinues the use of its Prime Rate, then in such event the term "Prime Rate" shall mean that rate published from time to time in The Wall Street Journal, Midwest Edition, as the prime rate of interest, and in the event more than one such rate is so published in The Wall Street Journal, Midwest Edition on any applicable date, the highest such rate shall be applicable.

o.   "SOFTNET" shall mean SOFTNET SYSTEMS, INC., a New York Corporation.

2.   BASIC TERMS OF THE LOAN

a. MAXIMUM AMOUNT/AVAILABILITY. The maximum aggregate principal balance of the Loan shall not at any time exceed SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 ($6,500,000.00) DOLLARS (the "CREDIT LIMIT"). Principal which is repaid may, subject to the terms and conditions hereof, be eligible for disbursement again. Provided that no Event of Default has occurred, Borrower may make any number of draws ("ADVANCES") per month subject to the terms and limitations set forth herein and in the other Loan Documents. Each Advance shall be in ann amount not less than Fifty Thousand and No/100 ($50,000.00) Dollars. If a request for an Advance is received by Bank after 2:00 p.m., Bank shall not be obligated to fund such Advance until the following business day. Bank will render to Borrower each month a statement of Borrower's account which shall constitute an account stated and shall be deemed to be correct and accepted by and binding upon Borrower unless Bank receives a written notification of Borrower's exceptions within thirty (30) days after the date such statement was rendered to Borrower.

b. PURPOSE/USE OF PROCEEDS. Borrower may utilize and draw available funds under the Loan for any proper business purpose.

c. BORROWING BASE LIMITATION. Notwithstanding the amount of the Credit Limit set forth above, the amount of principal at any time outstanding under the Loan shall not exceed the Borrowing Base. The "BORROWING BASE" shall mean at any time an amount equivalent to Eighty (80%) Percent of Borrowers' aggregate Eligible Receivables, Fifty (50%) Percent of the net value (after deduction of reasonable reserves and allowances) of Borrowers' aggregate Eligible Inventory, and Twenty-Five (25%) Percent of the fair market value of the shares of stock of IMNET Systems, Inc. owned by SoftNet as determined from time to time by Bank based upon published price quotations.

     "ELIGIBLE RECEIVABLES" shall mean Borrowers' aggregate Receivables which meet the following criteria:

     (a) delivery of the products covered by the Receivable or the rendition of services covered by the Receivable has been completed;
     (b)  no return, rejection or repossession has occurred;
     (c) such products or services have been accepted by Borrower's customer and no dispute, offset, defense or counterclaim has been asserted by such customer;
     (d) Borrower reasonably expects to collect the full amount of the Receivable;
     (e)  no more than ninety (90) days have elapsed from the invoice date;
     (f) the entity from which the Receivable is collectible is domiciled in and maintains its principal place of business within the United States of America; and
     (g) the entity from which the Receivable is collectible is not one of the Borrowers.

     "ELIGIBLE INVENTORY" shall mean Borrowers' aggregate Inventory which meet the following criteria:

     (a) it is not stored with a bailee, warehouseman, or similar party without Bank's approval;
     (b) Bank has not determined in its sole discretion that it is unacceptable due to age, type, category, quality, and/or quantity;
     (c) it does not in any way fail to meet or it violates any warranty, representation or covenant contained in this Agreement or any other agreement to which Borrower is a party; and
     (d)  is held in the ordinary course of Borrower's business.

     Notwithstanding the amount of Eligible Inventory, the amount of principal advanced with respect to the Eligible Inventory portion of the Borrowing Base shall not exceed the sum of Two Million and No/100 ($2,000,000.00) Dollars. Receivables or Inventory which are at any time Eligible Receivables or Eligible Inventory but which subsequently fail to meet any of their respective foregoing requirements shall forthwith cease to be Eligible Receivables or Eligible Inventory. All determinations as to Eligible Receivables, Eligible Inventory, and valuation of IMNET Systems, Inc. stock shall be made by Bank in its sole discretion. If at any time the amount outstanding under the Loan exceeds the Borrowing Base, Borrower shall promptly reduce the amount outstanding thereunder by the amount of such excess.

d. BORROWING BASE CERTIFICATES AND RECEIVABLES DOCUMENTATION. On or before the 20th day of each month, Pledgor shall provide Borrowing Base certificates in form satisfactory to Bank, which certificates shall include such information as is necessary in order to enable Bank to determine whether outstanding Advances are within the Borrowing Base limitation. The Borrowing Base certificates shall certify that no Events of Default exist under the Loan Documents, that no events have occurred which with the passage of time or the giving of notice would or could constitute an Event of Default, and that the Borrowing Base information set forth therein is true and correct. In addition, Pledgor shall furnish to the Bank such detailed information regarding the Receivables and Inventory as may be reasonably requested from time to time, including but not limited to:(i) Receivables listings and agings; (ii) copies of sales invoices which specify the location at which the products or services were furnished or performed; (iii) evidence of shipment or delivery; (iv) purchaser orders, vendors' invoices, or other documentary evidence of Pledgor's purchase of Inventory; and/or (v) such further documents, schedules, or information as Bank may reasonably request.

e. QUARTERLY FIELD AUDITS. At Pledgor's expense, Bank shall have the right (but not the obligation) to retain independent certified public accountants acceptable to Bank for the purpose of conducting physical inventory inspections and performing audits of Pledgor's books, records, and accounts on a quarterly basis in order to determine whether outstanding Advances are within the Borrowing Base limitation and whether an Event of Default has occurred. Pledgor shall make its books, records, and assets available to such accountants for such purpose.

f. LOAN TERM. The Loan term shall expire on January 15, 1997, on which date all amounts outstanding under the Loan shall be immediately due and payable without notice or demand.

g. INTEREST RATE. The rate of interest charged on the outstanding principal balance during the entire term of the Loan shall be the Prime Rate (as defined herein) in effect from time to time plus one (1.0%) percent per annum. During the term of the Loan, changes in the interest rate will take effect contemporaneously with changes in the Prime Rate on a daily basis without notice.

h. REPAYMENT TERMS. Monthly payments of interest only shall be made in arrears and shall be due and payable on the 1st day of each month during the term of the Loan. At the end of the term of the Loan, the entire unpaid principal balance, accrued unpaid interest and other sums due and owing Lender pertaining to the Loan shall be due and payable in full.

i. PREPAYMENT. All or part of the principal balance of the Loan may be prepaid in whole or in part at any time without penalty. Partial prepayments of principal shall be in amounts of not less than Fifty Thousand ($50,000.00) Dollars.

j. AUTHORIZATION TO REQUEST ADVANCES. Advances may be requested only by any one or more of the following individuals: JOHN I. JELLINEK, MARTIN A. KOEHLER, and ELEANOR AULT.

3.   LOAN FEES AND EXPENSES

     In addition to all other amounts payable to Bank, Pledgor agrees to pay Bank (i) a loan fee in the amount of Forty Thousand and No/100 ($40,000.00) Dollars, and (ii) all closing costs, including, but not limited to, attorneys' fees, appraisal, credit report, recording charges, and any other costs and fees reasonably expended by Bank and incident to the closing of the Loan to be paid promptly upon demand. In the event Pledgor fails to so pay Bank within five (5) days after demand, the amount of such costs shall become additional indebtedness under the Note and shall bear interest at the rate stated therein.

4.   GRANT OF SECURITY INTEREST

     To secure the payment of all of the Indebtedness and the performance of all obligations under the Loan Documents, Pledgor hereby pledges, assigns and grants to Bank a continuing first, blanket security interest in any and all of the Collateral.

5.   FILING AND RECORDING

     Pledgor shall, at its cost and expense, cause all instruments and documents given as security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of Bank, to perfect and protect the lien or security interest of Bank in the property covered thereby. Pledgor hereby authorizes Bank to file any UCC or similar financing statement in respect of any security interest created pursuant to this Agreement which may at any time be required or which, in the opinion of Bank, may at any time be desirable although the same may have been executed only by Bank, or, at the option of Bank, to sign such financing statement on behalf of Pledgor and file the same, and Pledgor hereby irrevocably designates Bank, its agents, representatives and designees as agents and attorneys-in-fact for Pledgor for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, Pledgor shall, at its cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by Bank.

6.   REPRESENTATIONS AND WARRANTIES

     Except as disclosed in writing to Bank, Pledgor warrants and represents to and covenants with Bank that:

a. SoftNet is now and at all times hereafter shall be a corporation duly organized and existing and in good standing under the laws of the State of New York and qualified or licensed to do business in Illinois, New York, and all other states in which the laws thereof require SoftNet to be so qualified and/or licensed to do business;

b. CDI was formerly known as CDI Acquisition Corp. and is the surviving corporation of a corporate merger by and between CDI and CDI Acquisition Corp., which merger has been fully and legally consummated, and CDI is now and at all times hereafter shall be a corporation duly organized and existing and in good standing under the laws of the State of Illinois and qualified or licensed to do business in Illinois, Wisconsin, and all other states in which the laws thereof require CDI to be so qualified and/or licensed to do business;

c. MTC was formerly known as MTC Acquisition Corp. and is the surviving corporation of a corporate merger by and between MTC and Micrographic Technology Corporation, a California corporation, which merger has been fully and legally consummated, and MTC is now and at all times hereafter shall be a corporation duly organized and existing and in good standing under the laws of the State of Delaware and qualified or licensed to do business in California, Indiana, and all other states in which the laws thereof require MTC to be so qualified and/or licensed to do business;

d. KCI is the surviving corporation of a corporate merger by and between KCI and KCI Acquisition Corp., which merger has been fully and legally consummated, and KCI is now and at all times hereafter shall be a corporation duly organized and existing and in good standing under the laws of the State of Kansas and qualified or licensed to do business in Kansas, Missouri, and all other states in which the laws thereof require KCI to be so qualified and/or licensed to do business;

e. SoftNet is now and at all times hereafter shall be the owner of 100% of the issued and outstanding shares of stock of CDI, MTC, and KCI;

f. SoftNet's places of business are located at 717 Forest Avenue, Lake Forest, Illinois, 60045, and 74-19 Myrtle Avenue, Glendale, New York, 11385;

g. CDI's places of business are located at 1425 E. Busch Parkway, Buffalo Grove, Illinois, 60089, and 869 N. Mayfair Road, Milwaukee, Wisconsin, 53226;

h. MTC's places of business are located at 520 Logue Avenue, Mountainview, California, 94043, and 3049 N. Post Road, Indianapolis, Indiana, 46226;

i. KCI's places of business are located at 8206 Marshall Drive, Lenexa, Kansas, 66214, 8214 Marshall Drive, Lenexa, Kansas, 66214, 4959 Lulu Court, Suite No. 5, Wichita, Kansas, 67276, and 3600 I-70 Drive, S.E., Unit No. A, Columbia, Missouri, 65201.

j. Pledgor has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the other Loan Documents to which Pledgor is a party;

k. The execution, delivery and/or performance by Pledgor of this Agreement and the other Loan Documents to which Pledgor is a party shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in Pledgor's Articles of Incorporation, By-Laws, or similar document, or contained in any agreement, instrument or document to which Pledgor is now or hereafter becomes a party or by which it is or may become bound;

l. Pledgor has and at all times hereafter shall have good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances except those of Bank and those others, if any, as disclosed in writing to Bank;

m. Pledgor is now and at all times hereafter shall be solvent and generally paying its debts as they mature and Pledgor now owns and shall at all times hereafter own property which, at a fair valuation, is greater than the sum of its debts;

n. Pledgor now has and shall have at all times hereafter capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage;

o. There are no actions or proceedings which are pending or threatened against Pledgor which might result in any material and adverse change in its financial condition or materially adversely affect its assets or the Collateral;

p. Except for trade payables arising in the ordinary course of its business since the dates reflected in the Financials and except as disclosed in the Financials, Pledgor has no indebtedness;

q.   Pledgor is not subject to the renegotiation of any government contracts;

r. Pledgor possesses adequate assets, licenses, patents, copyrights, trademarks and tradenames to continue to conduct its business as previously conducted by it;

s. Pledgor has and is in good standing with respect to all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its properties as now owned or leased by it;

t. None of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to persons engaged in the same or similar business as Pledgor;

u. Pledgor is not a party to any contract or agreement or subject to any change, restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise;

v. Pledgor is not in violation of any applicable statute, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, in any respect materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise;

w. None of the Borrowers is in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound;

x. The Financials fairly and accurately present the assets, liabilities and financial conditions and results of operations of Pledgor and the respective Borrowers and such other persons described therein as of and for the periods ending on such dates and have been prepared in accordance with generally accepted accounting principles and such principles have been applied on a basis consistently followed in all material respects throughout the periods involved;

y. There has been no material and adverse change in the assets, liabilities or financial condition of Pledgor or the respective Borrowers since the date of the Financials;

z. No financing statement covering the Collateral is on file in any public office or is presently in the possession of any third party other than any which have been disclosed to the Bank in writing;

aa. Pledgor is and will be the lawful owner of all Collateral, free of any and all liens and claims whatsoever, other than the security interest hereunder, with full power to subject the Collateral to the security interest hereunder;

bb. All information furnished to Bank concerning the Collateral and financial affairs of Pledgor, and all other written information heretofore or hereafter furnished by Pledgor to Bank, is and will be true and correct in all material respects; and

cc. Pledgor has filed all federal, state and local tax returns and other reports it is required to file and has paid or made adequate provision for payment of all such taxes, assessments and other governmental charges.

7.   AGREEMENTS OF PLEDGOR
     Pledgor hereby covenants, represents and warrants that:

a. Pledgor shall, upon request of Bank, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Bank) and do such other acts and things, all as Bank may from time to time request to establish and maintain a perfected security interest in the Collateral (free of all liens, claims and rights to third parties whatsoever) to secure the payment of the Indebtedness and to consummate the transactions contemplated in or by this Agreement or the Loan Documents;

b. Pledgor shall at all times maintain its accounts and depository relationships at Bank, excepting solely accounts having inconsequential balances maintained for convenience purposes at remote locations;

c. Pledgor shall keep at its principal place of business, its records concerning the Collateral, which records will be of such character as will enable Bank or its agents to determine at any time the status thereof;

d. Pledgor shall use the proceeds of all loans made by Bank to Pledgor pursuant to this Agreement and the Loan Documents solely for the purposes provided herein and consistently with all applicable laws and statutes. Pledgor further warrants and represents to Bank and covenants with Bank that Pledgor is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loans and/or Advances made by Bank to or for the benefit of Pledgor hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock;

e. Each Advance made by Bank to Pledgor pursuant to this Agreement or the Loan Documents shall constitute an automatic warranty and representation by Pledgor to Bank that there does not then exist an "EVENT OF DEFAULT";

f. Pledgor hereby authorizes and directs Bank to disburse, for and on behalf of Borrower and for Pledgor's account, the proceeds of loans made by Bank to Pledgor pursuant to this Agreement to such person or persons as Pledgor shall direct, whether in writing or orally;

g. Bank, in its sole and absolute discretion, without notice thereof to Pledgor, may disburse any or all proceeds of loans made to Pledgor pursuant to this Agreement and/or the Loan Documents to pay any costs, expenses or other amounts required to be paid by Pledgor hereunder and not so paid, and/or to pay any person as Bank deems necessary to insure that the security interest granted to Bank in the Collateral shall at all times have the priority represented and covenanted by this Agreement and the Loan Documents. Pledgor agrees to reimburse Bank for such costs, expenses, and other amounts within thirty (30) days of receipt of Bank's accounting of and request of payment for same. In the event Pledgor fails to so reimburse Bank within said thirty (30) days, then the monies so disbursed by Bank shall become part of the Indebtedness, payable to Bank on demand;

h. Pledgor shall, upon request of Bank, allow the Bank physical access to the Collateral and Pledgor's places of business for purposes of inspecting and auditing same and shall deliver to Bank any and all evidence of ownership of, certificates of title to, or other documents evidencing any interest in any and all of the Collateral;

i. Pledgor shall furnish Bank such information concerning Pledgor, the Collateral and the account debtors under the Receivables as Bank may from time to time request;

j.   Pledgor shall furnish to Bank:

     i. as soon as practicable and in any event within 10 days after the close of each month, an aging of Pledgor's accounts receivables and accounts payables in such form and detail acceptable to Bank, and unaudited financial statements (including balance sheet, income statement, and statement of changes in financial position) of Pledgor, all in reasonable detail, certified by the chief financial or accounting officer of Pledgor to be true and correct, to the best of his knowledge and belief, based upon a reasonable review of the affairs of Pledgor conducted by him, subject to normal recurring year-end audit adjustments, and to have been prepared in accordance with generally accepted accounting principles consistently applied by Pledgor;

     ii. as soon as practicable and in any event within 120 days after the close of each fiscal year of Pledgor, financial statements (including balance sheet, income statement, and statement of changes in financial position) of Pledgor, as of the end of and for the fiscal year just closed, setting forth the corresponding figures of the previous fiscal year in comparative form, all in reasonable detail and certified (without any qualification or exception deemed material by Bank) by independent certified public accountants reasonably acceptable to Bank; and

     iii. as soon as practicable and in any event within 30 days after the due date for filing (including any extensions), copies of federal and state income tax returns filed annually by Pledgor.

k. Pledgor shall not assign, create, or permit to exist any lien or security interest in any Collateral to or in favor of anyone other than Bank, and Pledgor shall not sell, lease, or assign any of the Collateral other than in the ordinary course of its business.

l. Pledgor shall, at its own cost and expense, maintain the following insurance coverage with respect to its properties:

     i. insurance against loss of or damage to Pledgor's properties by fire and such other risks, including, but not limited to, risks insured against under extended coverage policies with all risk, in each case in amounts at all times sufficient to prevent the Pledgor from becoming a co-insurer under the terms of applicable policies and, in any event, in amounts not less than the greater of (a) the principal balance remaining outstanding from time to time on the Note, and (b) the full insurable value of Pledgor's properties, as determined from time to time;

     ii. comprehensive general liability insurance against any and all claims (including all costs and expenses of defending the same) for bodily injury or death and for property damage occurring upon, in or about the Pledgor's properties and the adjoining streets or passageways in amounts not less than ONE MILLION AND NO/100 ($1,000,000.00) DOLLARS, or such other respective amounts which Bank shall from time to time reasonably require, having regard to the circumstances and usual practice at the time of prudent owners of comparable properties in the area in which the Pledgor's business is located;

     iii. explosion insurance in respect of boilers, heating apparatus or other pressure vessels, if any, located on the Pledgor's properties in such amounts as shall from time to time be reasonably satisfactory to Bank;

     iv. such other insurance as is customarily purchased in the area for similar types of business and property, in such amounts and against such insurable risks as from time to time may reasonably be required by Bank;

     Pledgor shall deliver to Bank the originals of all insurance policies or certificates of coverage under blanket policies, including renewal or replacement policies, and in the case of insurance about to expire shall deliver renewal or replacement policies as to the issuance thereof or certificates in the case of blanket policies not less than thirty (30) days prior to their respective dates of expiration.

     Such policies of insurance shall contain an endorsement, in form and substance acceptable to Bank, showing loss payable to Bank, and shall provide that the insurance companies will give Bank at least thirty (30) days written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any other person or entity shall affect the right of Bank to recover under such policy or policies of insurance in case of loss or damage. Pledgor hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Bank and hereby irrevocably appoints Bank as Pledgor's agent and attorney-in-fact to make, settle and adjust claims under such policies of insurance and endorse the name of Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance.

m. Pledgor shall pay promptly, on or before the due date or within any applicable grace period, all taxes, levies, assessments, charges, liens, claims or encumbrances of any federal, state or local agency, body or department upon the Indebtedness, Pledgor's business, assets, income or receipts and shall not permit the same to arise, or to remain, and will promptly discharge the same;

n. Pledgor shall notify Bank in writing prior to any change in location of its principal place of business or any change in location of the Collateral;

o. Pledgor shall maintain all Equipment in good operating condition and repair, and make all necessary repairs thereto, and replacements of parts thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved. Pledgor further shall keep complete and accurate books and records with respect to the Equipment;

p. Pledgor shall notify Bank if any Receivables arise out of contracts with the United States or any department, agency or instrumentality thereof and take any steps requested by Bank to perfect the assignment of the rights of Pledgor to Bank as required under the Federal Assignment of Claims Act or any similar act or regulation;

q. Pledgor shall indemnify and hold Bank harmless from any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments, awards, decrees, costs and expenses (including reasonable attorneys' fees), arising directly or indirectly, in whole or in part, out of the acts and omissions whether negligent, willful or otherwise, of Pledgor, or any of its officers, directors, agents, subagents, employees, in connection with the Loan and the Loan Documents or as a result of (a) ownership or the Collateral or any interest therein or receipt of any sum therefrom, (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Collateral, (c) any use, non-use or condition of the Collateral or any part thereof, (d) any failure on the part of the Pledgor to perform or comply with any of the terms, of the Loan Documents, or (e) the performance of any labor or services or the furnishing of any materials or other property with respect to the Collateral or any part thereof;

r. Regardless of the adequacy of any Collateral securing Pledgor's obligations hereunder, any deposits or sums at any time credited by or payable or due from Bank to Pledgor, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Pledgor in the possession or control of Bank or its bailee for any purpose may at any time be reduced to cash and applied by Bank to or setoff by Bank against the Indebtedness hereunder;

s. All of the representations and warranties contained herein, and all representations and warranties contained in the other Loan Documents or any other document or instrument delivered to Bank in connection herewith will be and remain true and correct during the term of this Agreement;

t. Pledgor shall at all times comply with all laws, statutes, rules, and regulations applicable to Pledgor, its business, and its assets, including but not limited to the Occupational Safety and Health Act, the Fair Labor Standards Act, and the Americans With Disabilities Act, and shall promptly provide Bank with copies of all notices of violations or purported violations thereof received by Pledgor; and

u. Pledgor shall promptly given written directions to each of Pledgor's customers who are or may become indebted to Pledgor with respect to Receivables to remit payments thereon to such post office address as Bank may designate from time to time (which post office is initially designated as Lombard, Illinois) (the "LOCK BOX"). Bank shall have access to such post office box and shall have the right to take possession of, endorse, and deposit to Pledgor's account at Bank any and all checks, drafts, and other instruments for the payment of money relating to the Receivables whether delivered to the Lock Box or otherwise, and Pledgor hereby waives notice of presentment, protest, and non-payment of any instrument so endorsed. Bank's administration, processing, crediting and reporting of payments and other items received and other services described in the Lock Box Agreement (referred to herein) shall be subject to reasonable and/or customary "Lock Box" processing and handling fees. Relative to the foregoing, Pledgor hereby covenants and agrees to execute and enter into a Lock Box Agreement, in form and content satisfactory to Bank and to from time to time perform such other actions and execute such other instruments as may be requested by Bank which are reasonably necessary (in Bank's reasonable judgment) to evidence or effectuate such Lock Box arrangements and requirements.

8.   REMEDIES

a. If any Event of Default shall occur, then or at any time thereafter at the option of Bank, Bank may declare all Indebtedness to be due and payable without notice, protest, presentment or demand, all of which are expressly waived by Pledgor. Bank shall have in addition to any other rights and remedies contained in this Agreement and the other Loan Documents, and any other agreements, guarantees, notes, instruments, and documents heretofore, now, or at any time hereafter executed by Pledgor and delivered to Bank, all of the rights and remedies of a secured party under the Illinois Commercial Code, all of which rights and remedies shall be cumulative, and nonexclusive, to the extent permitted by law. Bank shall also have the following rights and remedies:

     i. to declare the Note in default and the Indebtedness shall thereupon become immediately due and payable in full;

     ii. to terminate Bank's obligations under this Agreement to extend credit of any kind or to make any disbursement, whereupon the commitment and obligations of Bank to extend credit or to make disbursements hereunder shall be terminated;

     iii. to notify or require Pledgor to notify any and all account debtors or parties against which Pledgor has a claim that the Receivables have been assigned to Bank and/or that Bank has a security interest therein and that all payments should be delivered to a lock box or post office box designed by Bank and solely within the control of Bank;

     iv. to endorse the name of Pledgor upon any instruments of payments (including payments made under any policy of insurance) that may come into the possession of Bank in full or part payment of any amount owing to Bank;

     v. to sell, assign, sue for, collect, or compromise payment of all or any part of the Collateral in the name of Pledgor or in its own name, or make any other disposition of the Collateral, or any part thereof, which disposition may be cash, credit, or any combination thereof;

     vi. to purchase all of any part of the Collateral at public, or private sale, and in lieu of actual payment of such purchase price, may set off the amount of such price against the Indebtedness;

     vii. to require Pledgor to assemble the Collateral and make it available to Bank at a place to be designated by Bank;

     viii. to set off, without notice to Pledgor, any and all deposits or other sums at any time credited by or due from Bank to Pledgor, whether in a special account or other account or represented by a certificate of deposit (whether or not matured); and

     ix. to apply the net proceeds realized by Bank upon a sale or other disposition of the Collateral, or any part thereof, after deduction of the expenses of retaking, holding, preparing for sale, selling, or the like, and reasonable attorneys' fees and other expenses incurred by Bank, toward satisfaction of the Indebtedness hereunder. Bank shall account to Pledgor for any surplus realized upon such sale or other disposition and Pledgor shall remain liable for any deficiency. The commencement of any action, legal or equitable, shall not affect the security interest of Bank in the Collateral until the Indebtedness hereunder or any judgment therefor are fully paid.

b. During the continuance of an Event of Default, Bank may at any time and from time to time employ and maintain in any of Pledgor's premises a custodian selected by Bank who shall have full authority to do all acts necessary to protect Bank's interests and to report to the Bank thereon. Pledgor hereby agrees to cooperate with any such custodian and to do whatever Bank may reasonably request to preserve the Collateral. All reasonable expenses incurred by Bank by reason of the employment of the custodian shall be charged to Pledgor's account and added to the Indebtedness to the Bank.

c. Any notice required to be given by Bank of a sale, lease, other disposition of the Collateral which is given to Pledgor not less than five (5) days prior to such proposed action shall constitute commercially reasonable and fair notice to Pledgor thereof.

d. Upon the occurrence of an Event of Default, Pledgor agrees that Bank may, if Bank deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Pledgor agrees that Bank has no obligation to preserve rights against prior parties to the Collateral. Further, to the extent permitted by law, Pledgor waives and releases any cause of action and claim against Bank as a result of Bank's possession, collection or sale of the Collateral, any liability or penalty for failure of Bank to comply with any requirement imposed by law on Bank relating to notice of sale, holding of sale or reporting of sale of the Collateral, and any right of redemption from such sale.

e. Upon the occurrence of any event which with the passage of time or the giving of notice would or could constitute an Event of Default, Bank's obligations under this Agreement to extend credit or to make disbursements shall be terminated at Bank's option without advance notice to Pledgor.

9.   EXPENSE OF ENFORCEMENT

     Pledgor shall pay and reimburse Bank for all costs, expenses and reasonable attorneys' fees incurred by Bank in seeking to protect or perfect a security interest in the Collateral, in enforcing the terms of this Agreement or the other Loan Documents upon Borrower's or Pledgor's failure to perform any provision thereof (whether or not the effect of such failure is cured or curable), in defending any action or proceeding relating hereto or to the Collateral, or in connection with any probate or bankruptcy actions or proceedings; preparations for the commencement of any action, proceeding or suit; and preparations for the defense of any threatened action, proceeding or suit which might affect the Collateral, whether or not actually filed, including, without limitation, appraiser's fees, attorney's fees, accountant's fees, storage costs, rental charges, transportation expenses, documentary and expert evidence fees and costs, stenographers' charges, title and Torrens charges. All such costs, expenses and fees shall become additional Indebtedness secured by the Collateral and shall become immediately due and payable at the Default Rate when paid or incurred by Bank.

     If at any time, by assignment or otherwise, Bank transfers any Indebtedness due hereunder or any Collateral, or other security therefor, such transfer shall include all of Bank's rights and powers, under this Agreement with respect to said Indebtedness, Collateral, or other security transferred and the transferee, shall become vested with all the same rights and powers, whether or not they are specifically referred to in the instrument of transfer. If and to the extent that Bank retains any other Indebtedness and to the extent that Bank retains any other Indebtedness or Collateral or other security, Bank will continue to have the rights and powers herein set forth with respect thereto.

     In the Event of Default, Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, whether derived from the Borrower, the Pledgor, the Collateral, or any other source, shall be made on the Indebtedness, and such determination shall be conclusive upon the Borrower and Pledgor.

10.  REMEDIES ARE CUMULATIVE

     Each right, power and remedy of Bank, now or hereafter existing at law or in equity, shall be cumulative and concurrent and shall be in addition to every right, power and remedy provided for in the Loan Documents, and the exercise of any right, power or remedy shall not preclude the simultaneous or later exercise of any other right, power or remedy.

11.  WAIVER

     No delay or failure by Bank to insist upon the strict performance of any term hereof or of the other Loan Documents or to exercise any rights, power or remedy provided for herein or therein as a consequence of an Event of Default hereunder or thereunder, and no acceptance of any payment of the principal, interest or premium, if any, on the Indebtedness during the continuance of any such Event of Default, shall constitute a waiver of any such term, such Event of Default or such right, power or remedy. The exercise by Bank of any right, power or remedy conferred upon Bank by this or any other Loan Document or by law or equity shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of any Event of Default hereunder shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent Events of Default.

12.  AMENDMENT

     This Agreement shall not be amended, modified or terminated orally but may only be amended, modified or terminated pursuant to written agreement between Pledgor and Bank.

13.  NOTICES

     Any notice or other communications required or permitted hereunder shall be
(a) in writing and shall be deemed to be given when either (i) delivered in person; (ii) deposited in a regularly maintained receptacle of the United States mail as registered or certified mail, postage prepaid; or (iii) when dispatched if sent by private courier service; and (b) addressed as follows or to such other address as the parties hereto may designate in writing from time to time:

     Bank:               West Suburban Bank
                         Attn: Michael P. Brosnahan, Senior Vice President 711 South Westmore-Meyers
                         Lombard, Illinois  60148


     Pledgor:            SoftNet Systems, Inc.
                         Attn:  Martin Koehler, C.F.O.
                         717 Forest Avenue
                         Lake Forest, Illinois  60045

14.  CROSS DEFAULT CLAUSE

     The occurrence of any Event of Default hereunder shall be deemed an Event of Default under each of the Loan Documents, entitling Bank to exercise all or any remedies available to Bank under the terms of any or all Loan Documents, and the occurrence of any Event of Default under any other Loan Document shall be deemed an Event of Default hereunder, entitling Bank to exercise any or all remedies provided for herein.

15.  INCORPORATION BY REFERENCE

     The terms of the Loan Documents are incorporated herein and made a part hereof by reference.

16.  COMPLIANCE WITH APPLICABLE LAW

     Pledgor agrees that the obligations evidenced by this Agreement constitute an excepted transaction under the Truth-In-Lending Act, 15 U.S.C., Section 1601 et seq. and said obligations constitute a business loan which comes within the purview of Section 4(1)(c) of "An Act In Relation To The Rate Of Interest And Lending Of Money" approved May 24, 1879, as amended, 815 ILCS 205/4(1)(c). The Loan is further subject to all rules and regulations of the Federal Deposit Insurance Corporation and the Illinois Commissioner of Banks and Trust Companies, as well as the laws of the State of Illinois and of the United States. In no event shall Bank be obligated to advance funds to the extent that Bank will not result in being adequately secured, as determined by Bank in its reasonable discretion.

17.  HEADINGS

     The various headings used in this Agreement as headings for paragraphs or otherwise are for convenience only and shall not be used in interpreting the text of the paragraphs in which they appear and shall not limit or otherwise affect the meanings thereof.

18.  SEVERABILITY

     If any provision in this Agreement is held by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administration or judicial decision, or public policy, and if such court should declare such provision of this Agreement to be illegal, invalid, unlawful, void, voidable, or unenforceable as written, then such provisions shall be given full force and effect to the fullest possible extent that is legal, valid and enforceable. The remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, voidable, or unenforceable provision was not contained therein. The rights, obligations and interest of the Pledgor and the holder hereof under the remainder of this Agreement shall continue in full force and effect.

19.  COPIES OF LEGAL PROCESS

     If any action or proceeding shall be instituted relating to the Collateral or Loan Documents or to accomplish any purpose which would materially affect this Agreement, Pledgor shall immediately, upon service of notice thereof, deliver to Bank a true copy of each petition, summons, complaint, citation, garnishment, notice of motion, order to show cause, and all other process, pleadings and papers, however designated, served in any such action or proceeding.

20.  NAMES

     Regardless of their form, all words shall be deemed singular or plural and to have such gender as required by the text.

21.  GOVERNING LAW/VENUE

     This Agreement and the Loan shall be governed by and construed in accordance with the law of the State of Illinois. Pledgor irrevocably agrees that, in Bank's sole and absolute discretion, all actions, suits and proceedings in any manner or way arising out of or in respect to this Agreement, any documents heretofore or hereafter executed or executed concurrently herewith, or the Collateral, shall be litigated in courts within the County of Du Page, State of Illinois, or having jurisdiction with respect to said county. Pledgor expressly submits to the jurisdiction of any state or federal court located within or having jurisdiction over said county. Pledgor waives any right it may have to change the venue of any litigation brought in accordance herewith.

22.  COMPLETION OF DOCUMENTS

     If this Agreement contains any blanks when executed by Pledgor, Bank is hereby authorized, without notice to Pledgor, to complete any such blanks according to the terms upon which any Loan has been granted.

23.  RECIPROCAL WAIVER OF JURY TRIAL

     Pledgor and Bank each hereby irrevocably waive their respective right to a trial by jury in the event that any action or proceeding shall be instituted to enforce or defend any rights or remedies under this Agreement or any of the other Loan Documents.

24.  ASSIGNABILITY BY BANK

     Bank may assign, negotiate, pledge or otherwise hypothecate all or any portion of the Loan or grant participations therein, or in any of its rights and security thereunder, and in case of such assignment, Pledgor will accord full recognition thereto and agree that all rights and remedies of Bank in connection with the interest so assigned shall be enforceable against Pledgor by such assignee with the same force and effect and to the same extent as the same would have been enforceable by Bank but for such assignment.


25.  BANK NEITHER A PARTNER NOR A JOINT VENTURER

     Bank, by making the Loan, or taking any action hereto will not be deemed to be a partner or joint venturer with Pledgor, and Pledgor will and does hereby indemnify, hold harmless and shall forever defend Bank from any and all damages arising out of any claims that the Loan constitutes a partnership or joint venture between Bank and Pledgor.

26.  ENTIRE AGREEMENT

     This Agreement, together with the other Loan Documents, contains the sole and entire agreement of the parties hereto with respect to the subject matter hereof. Any and all prior discussions, negotiations, commitments, writings and understandings relating to the loan transaction are merged into this Agreement. This Agreement and the other Loan Documents cannot be changed or amended except in writing signed by the parties hereto.

27.  BENEFIT OF AGREEMENT

     This Agreement shall be binding upon and inure to the benefit of Pledgor and Bank and their respective successors and assigns, except that the obligations of Bank to make Advances hereunder shall not inure to the benefit of any successors and assigns of Pledgor.

28.  COUNTERPARTS

     This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

29.  NO PARTY DEEMED DRAFTER

     Each party hereto acknowledges that this Agreement has been negotiated at arms-length by the parties and their respective counsel and that neither party shall be deemed the author or drafter of this Agreement or the other Loan Documents for purposes of construction of the terms thereof or for any other purpose.30. TIME OF ESSENCE

     Time is of the essence of this Agreement.

     IN WITNESS WHEREOF, this Agreement is executed and effective as of the date first set forth above.

PLEDGOR:                                BANK:
SOFTNET SYSTEMS, INC.                   WEST SUBURBAN BANK

By:  /s/ Martin A. Koehler              By:  /s/ Michael P. Brosnahan
Its:_______________________________     Its:  Sr. V.P.

Attest:  /s/ Eleanor Ault
Its:  Asst. Sec.



STATE OF ILLINOIS        )
                         ) SS.
COUNTY OF COOK           )

     I, the undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that Martin Koehler, V.P. of Finance of SOFTNET SYSTEMS, INC., a New York Corporation, and Eleanor Ault, Asst. Sec. of said Corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such V.P. of Finance and Asst. Sec., respectively, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as the free and voluntary act of said Corporation; and the said Asst. Sec. then and there acknowledged that, as custodian of the Corporate Seal of said Corporation, did affix the Corporate Seal of said Corporation to said instrument, for the uses and purposes therein set forth. GIVEN under my hand and official seal this 15th day of September, 1995.

                              /s/  Theresa A. Florek
                                   Notary Public